A BRITISH COLUMBIA COMPANY

CERT. #	CLASS	NUMBER of SHARES	PAR VALUE	DATE of ISSUE
	Common		NPV	

TRANSFER OF THESE SHARES IS RESTRICTED

ENTERRA SYSTEMS INC.

THIS CERTIFIES THAT --

of ____ is the registered holder

of ( ) Common -- Shares,

fully paid up and non-assessable and, subject to the Articles of the Company, transferable on the books of the Company by the registered holder in person, or by Attorney duly authorized in writing, upon surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF the Company has caused this certificate to be signed by its duly authorized officer(s), and where required, to be sealed with its common seal, on the date of issue.

THERE ARE SPECIAL RIGHTS AND RESTRICTIONS ATTACHED TO THESE SHARES, AND A COPY OF THE FULL TEXT THEREOF IS OBTAINABLE WITHOUT CHARGE FROM THE RECORDS OR THE REGISTERED OFFICE OF THE COMPANY.

President

Secretary

For value received, the undersigned hereby sells, assigns and transfers unto:

____

(transferee)

____

(number and class)

share(s) represented by the within Certificate.

DATE ______________________________________

SIGNATURE _________________________________

WITNESS ___________________________________

Note: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement, or any change whatsoever.